UNITED STATESSECURITIES AND

EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 14, 2003

RADIUM VENTURES INC.

(Exact name of registrant as specified in its charter)

336-96743

(Commission File Number)

98-0372720

(IRS Employer Identification No.)

NEVADA

(State or other jurisdiction of incorporation)

2840 Mount Seymour Parkway, North Vancouver, BC, Canada, V7H 1E9

(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 782-0552

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

Effective July 14, 2003, Mr. Earnest Peters was appointed to the board of directors and as the treasurer of the registrant.

Item 6. Resignations of Registrant's Directors.

Effective July 14, 2003, Paul Chow resigned as a director and the treasurer of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2003

RADIUM VENTURES INC

_/s/ James Scott-Moncrieff_____________
By: James Scott-Moncrieff, President